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                                                                    EXHIBIT 10.1


                              Amendment No. 2 to
                            1995 STOCK OPTION PLAN


     This Amendment No. 2 (the "Amendment") to the 1995 Stock Option Plan (the "Plan") of Kevco Texas, Inc., a Texas corporation and its subsidiaries and their respective successors, if any (collectively the "Company") shall be and become effective as of the Effective Date (hereinafter defined);

                              W I T N E S S E T H:

     WHEREAS, the Company has heretofore adopted the Plan, which Plan was amended by Amendment No. 1 thereto effective July 31, 1995; and

     WHEREAS, the Company desires to amend and restate the Plan in its entirety as hereinafter set forth;

     NOW, THEREFORE, the Plan as heretofore amended, is hereby amended and restated in its entirety to hereafter read as follows:

                             Amended and Restated
                            1995 STOCK OPTION PLAN
                            ----------------------
                               Kevco Texas, Inc.

     1. Purpose of the Plan. Under this Stock Option Plan (the "Plan") of Kevco Texas, Inc., a Texas corporation and its subsidiaries and their respective successors, if any (collectively the "Company"), options may be granted to eligible persons identified in Section 3 below to purchase shares of the Company's $.01 par value Common Stock (the "Common Stock"). The Plan is designed to enable the Company to attract, retain and motivate its employees and other persons by providing for or increasing the proprietary interests of such persons in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify.

     2. Stock Subject to Plan. The maximum number of shares of Common Stock subject to this Plan and for which options heretofore or hereafter granted



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hereunder may therefore be exercised shall be 258,500 shares of the Company's
Common Stock (after giving effect to a reverse stock split effected on August 29, 1996), subject to the adjustments provided in Sections 6 and 12. Shares of Common Stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are cancelled may again be subject to options under the Plan. When the exercise price for an option granted under this Plan is paid with previously outstanding shares or with shares as to which the option is being exercised, as permitted in Section 9, the total number of Shares of Common Stock for which options granted under this Plan may thereafter be exercised shall be irrevocably reduced by the total number of shares for which such option is thus exercised, without regard to the number of shares received or retained by the Company in connection with that exercise.

     3. Eligible Persons. The persons eligible to be considered for the grant of Options hereunder are any persons regularly employed by the Company on a full-time, salaried basis and any persons serving as members of the board of directors of the Company but who are not employees of the Company ("Optionees").

     4. Minimum Exercise Price. The exercise price for each option granted hereunder, if an Incentive Option, shall be not less than 100% of the Fair Market Value (defined hereinbelow) of the Common Stock being optioned at the date of the grant of the option. The exercise price for any options which are not Incentive Options shall be the exercise price determined by the Board (as hereinafter defined) or the Committee (as hereinafter defined). Notwithstanding the foregoing, Options granted by the Board or Committee to any eligible participant who at the time of the grant of the Option, owned, directly or indirectly, more than 10% of the total combined voting power of all classes of capital stock of the Company, shall not qualify as Incentive Options unless (i) the exercise price for each Option granted is at least 110% of the Fair Market Value of the Common Stock determined at the time such Option is granted, and
(ii) the Option by its terms is not exercisable after five (5) years from the date such Option is granted. The attribution rules of Section 424(d) of the Code shall apply in the determination of indirect ownership of Common Stock of the Company.

     5. Non-transferability. Any option granted under this Plan shall by its terms be nontransferable by the Optionee and shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian or legal representative, except that an option which is not intended to be an Incentive Option may, if the


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instrument evidencing it so provides, also be transferable to members of the
Optionee's Immediate Family (defined hereinbelow), to a partnership whose members are only the Optionee and/or members of the Optionee's Immediate Family, or to a trust for the benefit of only the Optionee and/or members of the Optionee's Immediate Family.

     6. Adjustments. If the outstanding shares of Common Stock are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalizations, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities or other forms of property (including cash) or rights for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised. Any such adjustment in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

     In connection with any reorganization, recapitalization, spin-off or other transaction in which the outstanding shares of Common Stock then subject to options outstanding under this Plan are changed into or exchanged for property (including cash), rights and/or securities other than, or in addition to, Common Stock of the Company, an outstanding option may under this Section entitled "Adjustments" be adjusted to become exercisable for either: (a) the property (including cash), rights and/or securities receivable in that transaction by a holder of the number and kind of outstanding shares of stock subject to the option immediately prior to the transaction; or (b) stock of the Company or of a successor employer corporation, or a parent or subsidiary thereof, provided, that (i) such adjustment may preserve but may not increase any amount by which the Fair Market Value of the stock subject to the option exceeds the option exercise price, comparing such excess immediately before and immediately after the transaction, and (ii) such adjustment may preserve but may not reduce the ratio of the option exercise price to the Fair Market Value of the stock subject to the option, comparing such ratio immediately before and immediately after the transaction.

     7. Maximum Option Term. No option granted under this Plan may be exercised in whole or in part more than ten years less one (1) day after its date of grant.

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     8.  Plan Duration.  Options may not be granted under this Plan more than ten years less one (1) day after the adoption of the Plan, or shareholder approval, if any, thereof, whichever is earlier.

     9. Payment. Payment for Common Stock purchased upon any exercise of an option granted under this Plan shall be made in full in cash (including payment by check) concurrently with such exercise, except that, if and to the extent the instrument evidencing the option so provides and the Company is not then prohibited from purchasing or acquiring shares of such stock, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the Fair Market Value of the stock on the date of exercise. If and while payment with stock is permitted for the exercise of an option granted under this Plan in accordance with the foregoing provision, the instrument evidencing the option may also permit the person then entitled to exercise that option, in lieu of using previously outstanding shares therefor, to use some of the shares as to which the option is then being exercised.

     10. Administration. The Plan shall be administered by the Company's Board of Directors (the "Board") or, at the discretion of the Board, by a committee (the "Committee") of not less than two members of the Board. The Board may, from time to time, remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Decisions by a majority of the Committee, at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Board or by the Committee (if delegated by the Board) of any term or provision of the Plan or of any option granted under it, including without limitation any determination of adjustments required pursuant to Section 6 hereof, shall be conclusive, unless otherwise determined by the Board in which event such action by the Board shall be conclusive, and such interpretation and construction shall be binding upon all those who hold or are eligible to receive options under the Plan, and all persons claiming under them. The Board or Committee may from time to time adopt rules and regulations for carrying out this Plan

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and, subject to the provisions of this Plan, may prescribe the form or forms of the instruments evidencing any option granted under this Plan.

     Subject to the provisions of this Plan, the Board or, by delegation from the Board, the Committee, shall have full and final authority in its discretion to select the employees to be granted options, to authorize granting such options and to determine the number of shares to be subject thereto, the exercise prices, the terms of exercise, expiration dates and other pertinent provisions thereof.

     11. Other Option Provisions. Options granted under this Plan shall contain such other terms and provisions which are not inconsistent with this Plan as the Board or Committee may authorize, including but not limited to (a) vesting schedules governing the exercisability of such options, (b) provisions for acceleration of such vesting schedules in certain events, (c) arrangements whereby the Company may fulfill any tax withholding obligations it may have in connection with the exercise of such options, and (d) provisions imposing restrictions upon the transferability of stock acquired on exercise of such options, whether required by this Plan or applicable securities laws or imposed for other reasons. Incentive Options shall contain the terms and provisions required of them under the Code.

     12. Corporate Reorganizations; Other Events. Upon (a) the dissolution or liquidation of the Company, or (b) a reorganization, merger or consolidation of the Company as a result of which the outstanding Common Stock then subject to options hereunder are changed into or exchanged for property (including cash), rights or securities not of the Company's issue, or any combination thereof, or
(c) a sale of all or substantially all the property of the Company to, or the acquisition of stock representing a change in control in the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provisions to the contrary are set forth in an option granted hereunder or provision otherwise be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments in accordance with Section 6 hereof as to the number and kind of shares optioned and their exercise prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. The instrument evidencing any option may also provide for the

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acceleration of portions of the option not otherwise exercisable (a) if the option shall terminate pursuant to the foregoing sentence, such acceleration to become effective at such time prior to the consummation of the transaction causing such termination as the Company shall designate, and (b) upon other specified events or occurrences, such as involuntary termination of the option holder's employment following certain changes in the control of the Company.

     13. Financial Assistance. The Company is vested with authority under this Plan to assist any Optionee to whom an option is granted hereunder (including any director or officer of the Company who is also an employee) in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such Optionee on such terms and at such rates of interest and upon such basis, secured or unsecured, as shall have been authorized by or under authority of the Board.

     14. Additional Documents. To the extent deemed necessary by the Board or Committee, as a condition precedent to the exercise of any option granted under this Plan, the Optionee shall execute and deliver to the Company such other documents as the Board or Committee shall determine are necessary or appropriate (the "Additional Documents"). The shares of Common Stock of the Company received upon exercise of any option granted under this Plan may only be transferred in strict accordance with the terms and provisions of the Additional Documents. Any attempted or purported transfer which is not effected in strict accordance with the terms and provisions of the Additional Documents shall be null and void and of no further force or effect pursuant to the provisions of the Additional Documents.

     15.  Limitations of Rights of Participants.

          (a) A person to whom an option is granted under this Plan shall not have any interest in the optioned shares or in any dividends paid thereon, and shall not have any of the rights or privileges of a shareholder with respect to such shares, until the certificates therefor have been issued and delivered to him or her.

          (b) No shares of Common Stock issuable under the Plan shall be issued and no certificate therefor delivered unless and until, in the opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of, or to incur any liability under, any federal, state or other


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securities law, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

          (c) The participation by an employee in the Plan does not create any contractual obligations of the Company to employ an Optionee or of the Optionee's right to continued employment for any period of time, each employee of the Company and each participant in the Plan being an employee terminable at will.

          (d) Nothing contained in this Plan shall constitute the granting of an option hereunder, which shall occur only pursuant to express authorization by the Board or the Committee.

          (e) Any option granted to an Optionee under the Plan which is not an Incentive Option, shall not be exercisable by the Optionee unless and until at all times beginning with the date of the grant of an option hereunder and ending on the date of exercise of such option, the Optionee shall have been in the continuous employment of the Company or then serving as a member of the board of directors of the Company; provided, however, subject to the provisions hereof, for a period of sixty (60) days after termination of employment or ceasing to serve as a director, for any reason other than termination or removal for cause, the Optionee shall have the right to exercise that portion, if any, of the Option theretofore vested; and further provided, however, that if the option is an Incentive Option, an option granted shall not be exercisable by the Optionee unless at all times beginning with the date of grant and [except as otherwise provided in this Section 15(e)] ending on the date three months before the date of exercise of such option, the Optionee shall have been in the continuous employment of the Company, a parent or subsidiary of the Company, or a corporation (or parent or subsidiary of that corporation) which has assumed the option of another corporation as a result of a corporate reorganization, liquidation or similar event. If the option is an Incentive Option, then the following provisions shall apply on the death or permanent and total disability of the Optionee:

                (i) In the event of the death of the Optionee while in the employ of the Company or any subsidiary of the Company, and before the date of expiration of any option granted to him, the option to the extent unexercised as of the date of death shall terminate on the earlier of the date of its expiration in accordance with its terms or that day which is three (3) months after the date of the death of the Optionee. After the death of the Optionee, his executors, administrators or any person or persons

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to whom his option may be transferred by will, or by the laws of descent and distribution shall have the right at any time during the period specified in this subparagraph (i) to exercise that portion, if any, of the Option theretofore vested to the extent unexercised, in whole or in part.

                (ii) If before the date of expiration of any option granted herein to the extent unexercised, the Optionee shall terminate his employment with the Company or any subsidiary of the Company by reason of his permanent and total disability, the option to the extent vested and unexercised as of such time shall terminate on the earlier of its date of expiration or a day which is one year after the date of such permanent and total disability.

     Notwithstanding the foregoing, the requisite employment relationship with respect to an option granted hereunder will be treated as continuing intact while the Optionee (with the prior approval of the Board of the Company or any subsidiary of the Company) is on military leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) if the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to reemployment is guaranteed by statute or by contract.

          (f) Notwithstanding anything herein to the contrary, the Optionee shall have no right to exercise any Option granted, after such Optionee's termination of employment with the Company or ceasing to serve as a director, if the Optionee after such termination or cessation conducts himself in a manner adversely affecting the Company, it being agreed and understood by the Optionee that the exercise of any Option is subject to satisfaction of the conditions precedent that the Optionee does not (i) make any false, misleading or disparaging statements, either orally or in writing, about the Company or any of its officers, directors, employees or shareholders, or (ii) render services for any organization or engage directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company, or (iii) otherwise engage, directly or indirectly, in any activities or conduct which is or becomes otherwise prejudicial to or in conflict with the interests of the Company.

          (g) (i) The Company shall not be required to sell or issue any shares of Common Stock under any Option if the issuance of such shares shall constitute a


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violation by the participant or the Company of any provisions of any law or regulation of any governmental authority.

                (ii) If, at any time, the Board of the Company shall determine, in its discretion, that the listing, registration or qualification of any of the shares subject to Options under this Plan upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of Options or the purchase or issuance of shares thereunder, then if the Board deems it necessary, no further Options may be granted and outstanding Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Board shall have the authority to cause the Company at its expense to take any action related to this Plan which may be required in connection with such listing, registration, qualification, consent or approval; provided, however, that the Company is not obligated to register any shares of Common Stock covered by this Plan, nor is the Company required to take any other affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     16. Amendment and Termination. The Board may alter, amend, suspend or terminate this Plan, provided that no such action shall deprive an Optionee who has not consented thereto of any option granted to the Optionee pursuant to this Plan or of any of the Optionee's rights under such option. Except as herein provided, no such action of the Board, unless taken with the approval of the Company's shareholders, may increase the maximum number of shares for which options granted under this Plan may be exercised. With respect to Incentive Options, except as herein provided, no such action of the board, unless taken with the approval of the Company's shareholders, may:

          (a)  reduce the minimum permissible exercise price;

          (b)  extend the duration of the Plan set forth herein; or

          (c) alter the class of employees eligible to receive options under the Plan.


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     17.  Certain Definitions.   The terms "Board," "Committee," and "Incentive
Options" have been defined hereinabove. In addition, as used in this Plan, the following terms shall have the following meanings:

          (a) The "Fair Market Value" of the Common Stock shall mean:

               (i) If the Common Stock is then Publicly Traded: The closing price of the Common Stock as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such stock, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which shares of such stock are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or quotation system on which shares of such stock are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such stock selected by the Board or the Committee.

               (ii)  If the Common Stock is then not Publicly Traded:

                     (A) The price, determined by the Board or the Committee, at which one could reasonably expect shares of Common Stock of the Company to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of, or under common control with, the Company.

                     (B) In any case, Fair Market Value as determined, whether
               by the Board or the Committee or by an appraiser or appraisers selected by the Board or the Committee, shall give due consideration to recent transactions involving shares of such stock, if any, the Company's net worth, prospective earning power and dividend-paying capacity, the goodwill of the Company's business, the Company's industry position and its management, that industry's economic outlook, the values of securities of issuers whose stock is Publicly Traded and which are engaged in similar businesses, the effect of transfer restrictions to which such stock

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               may be subject under law and under the applicable terms of the
               Additional Documents, the absence of a public market for such stock and such other matters as the Board, the Committee or its appraiser or appraisers deem pertinent. The determination by the Board, the Committee or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination. If the Fair Market Value to be used was thus fixed more than six (6) months prior to the date as of which Fair Market Value is being determined, it shall in any event be no less than the book value of the stock being valued at the end of the most recent period for which financial statements of the Company are available.

          (b) Corporate stock is "Publicly Traded" if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system operated by the NASD.

          (c) "Immediate Family" shall mean an Optionee's spouse, parents or other ancestors, and children and other direct descendants of that individual or of his or her spouse (including such ancestors and descendants by adoption).

          (d) "Permanent and Total Disability" shall have the same meaning as that set forth in Section 22(e)(3) of the Code.

     18. Compliance With Law. The Plan and all options granted hereunder are subject to federal and applicable state tax and securities laws. No options may be granted and no shares of Common Stock may be issued pursuant to the Plan unless in full compliance with such laws.

     19. Effective Date. The effective date (the "Effective Date") of this Amendment is August 30, 1996.


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                               Kevco stationery

                                            _____________________, 1996

TO:  Optionees under Kevco 1995 Stock Option Plan

Ladies and Gentlemen:

     Reference is hereby made to the Kevco 1995 Stock Option Plan (the "Plan"). Pursuant to the provisions of Section 14 of the Plan, as a condition precedent to the exercise of any options granted under the Plan, you are required to execute and deliver to the Company certain documents which are referred to in
Section 14 as the "Additional Documents". As you may be aware, the Company has consummated its initial public offering of its common stock (the "Offering"). As such, the Company is no longer a privately held corporation. The Additional Documents, as originally prepared and as referred to in the Plan, related primarily to a privately held corporation. Given the fact that this no longer is the case, the Company has determined that it will not require that you execute and deliver any of the Additional Documents as a condition precedent to the exercise of any options granted under the Plan. All other terms and provisions of the Plan and any Stock Option Agreement executed by you with respect to the granting of any options under the Plan shall continue in full force and effect and unimpaired.

     Please acknowledge your receipt of this letter by signing and returning one of the two copies enclosed. The second copy enclosed is for your file.

     If you have any questions with regard to any of the foregoing, please feel free to call me.

                                            Yours very truly,


                                            Jerry E. Kimmel
                                            Chairman of the Board and President

JEK:sw
101888.5/80919.1-2.F
Enclosures

RECEIPT ACKNOWLEDGED:

-----------------------
Optionee's Signature

Date:___________, 1996